Exhibit T3B-19

Amended and Restated ARTICLES OF ASS O CIATI O N O F AMX Santa L u c i a Inc . (Name of International Business Co mpany) 1. In these Articles, if not inconsistent with the subject or context , the expressions standing in the first column of the following table shall bear the meamng set opposite them respectively in the second column thereof. Words capital member resolution of directors resolution of members Meanings The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus : (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company as treasury shares, and (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors . A person who holds shares in the Company . (a) A resolution approved at a duly constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain where the meeting was called on proper notice or if on sho rt notice, if those directors not present have waived notice or if on short notice, if those directors not present have waived notice , or (b) a resolution consented to in of all memb (a) A resolution the member of : (i) ative vote ares which voted and 1 securities surplus the Memorandum the Act the Seal these Articles treasury Shares (ii) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and voted and not abstained ; or (b) A resolution consented to in writing by: (i) an absolute majority of the votes of shares entitled to vote thereon, or (ii) an absolute majority of the votes of each class or series of shares entitled to vote thereon as a class or series and of an absolute majority of the votes of the remaining shares entitled to vote thereon . Shares and debt obligations of every kind and options, warrants and rights to acquire shares, or debt obligations. The excess, if any, at the time of determination of the total assets of the Company over the aggregate of its total liabilities as shown in its books of account, plus the Company's capital . The Memorandum of Association of the Company as originally framed or as from time to time amended. The International Business Companies Act 1999. The Common Seal of the Company. These Articles of Association as originally framed or as from time to time amended. Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled . "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in visible form . In these Articles the word "person" : includes a trust, the estate of a deceased individual, a partnership, or an unincorporated association of persons . Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles . 2

Words denoting the singular shall include the plural and vice versa and words denoting the masculine shall include the feminine . A reference in these Articles to voting in relation to shares shall be construed as a reference to voting members holding the shares except that it is the votes allocated to the shares that shall be counted and no t the number of members who actually v o ted and a reference to shares being present at a meeting shall be given a corresponding construction . A reference to money in these Articles is a reference to the currency of the United States of America unless otherwise stated . REGISTERED SHARES 2. The Company shall issue to every member holding shares in the Company a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signatures of the director or officer and the Seal may be facsimile . 3. If a share certificate for shares is worn out of lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors . Any members receiving such share certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such share certificate . 4. If several persons are registered as joint holder of any shares , any one of such persons may give an effectual receipt of any dividend payable in respect of such shares . SHARES, AUTHORIZED CAPITAL AND CAPITAL 5. Subject to the provisions of these Articles the unissued shares of the Company shall be at the disposal of the directors who may offer, allot, grant options over or othe dispose of the shares to such persons, at such times and up and subject to such designations, powers, preferences, ri and restrictions whether in regard to dividend , voting, re the Company may by resolution of directors determine. 6. Shares in the Company shall be issued for money , services dered, erso an estate in real property , a promissory note or other bind' money or property or any combinations of the foregoing resolution of directors. 7. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value , the amount shall not be less than the par value, and in the absence of fraud decision of the directors as to the v alue of the consideration received 3 by the Company in respect of the issue is conclusive unless a question of law is involved. 8. A share issued by the Company may upon conversion of, or in exchange for , another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security . 9. Treasury shares may be disposed of by the Company on such terms and conditions as the Company may by resolution of directors determine . 10. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares . 11. Upon the issue by a company incorporated under this Act of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus , except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the shares is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company . 12. The Company may purchase, redeem or otherwise acquire and hold its own shares only out of surplus but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition . (a) the Company will be able to satisfy its liab i lities as they become due in the ordinary course of its business ; and (b) the realizable assets of the Company will not be less than the sum of its total liabilities , other than deferred taxes, as shown in the books of account, and its capital ; and, in the absence of fraud, the decision of the directors as to the realizable assets of the Company is conclusive, unless a question of law is involved. 13. The Company may only purchase or otherwise acquire its own shares without fulfilling the requirements of Regulations 12 in exchange for newly issued shares of equal value in the Company or pursuant to an order of the court . 14. Shares that the Company purchases, redeems or otherwise acquires pu r suant to Regulations 12 or 13 may be cance ll ed or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Regulation 31 in which case they shall be cancelled but they shall be available for reissue . Upon the 4 cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company. 15. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company . 16. No notice of trust , whether expressed, implied or constructive, shall be entered in the share register . TRANSFER OF SHARES 17. Subject to any limitations in the Memorandum , registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate . 18. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register . 19. Subject to any limitations in the Memorandum , the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months . TRANSMISSION OF SHARES 20 . The executor or administrator of a decease member or the trustee of a bankrupt membe Company incompetent t!al,l.bJ lll.l te. c iOD C - vae:nized by the :::..;. :...:::. 21. Any person becoming entitled by operation \ 1"' , consequence of the death, incompetence or or shares in her may be registered as a member upon such evidence - : J,"e . asonab le be required by the directors . An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased , incompetent or bankrupt member and the directors shall treat it as such . 5

22. Any person who has become entitled to a share or shares in consequence of the death , incompetence or bankruptcy of any member may, instead of being registered himself , request in writing some person to be named by rum be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer . 23. What amounts to incompetence on the part of a pcn ; un il ; a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case . REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL 24. With the prior or su bsequent approval by a resolution of members, the Company ma y by a resolution of directors amend its Memorandum to increase or reduce its authorized capital in connection therewith the Company may increase or reduce the number of shares which the Company may issue, increase or reduce the par value of any of its shares or effect any combinations of the foregoing . 25. Where the Company reduces its authorized capital under the foregoing regulation, then, for purposes of computing the capital of the Company, any capital that before the reduction was repr ese nted by shares but immediately following the reduction is no longer represent ed by shares shall be deemed to be capital transferred from surplus to capital . 26. The Company may amend its Memorandum to divide the shares, including issued shares, of a class or series of shares into a larger number of shares of the same class or series . 27. The Company may amend its Memorandum to combine the shares, including issued shares, of a class or series of shares into a smaller number of shares of the same class or series . 28. The capital of the Co mpany may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital and , subject to the provisions of Re gulatio ns 29 and 30 , the capital of the Company ma y be reduced by transferring an amount of the capital of the company to surplus . 29. No reduction of capital shall be effected that reduces the capital of the Company to an amount that is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the company as treasury shares and the aggregate of the amoun ts designated as capital of all outstanding s hares without par v alue and all shares without par val ue held by the Company as treasury shares that are entitled to all preference , if any, in the assets of the Company upon liquidation of the Company . 30. No reduction of ca pital shall be effected unless the directors determine that immediately after the reduction, the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less that its total liabilities , other than deferred taxes , as shown in the books of the Co mpany and its remaining capital, and, in the absence of fraud , the 6 decision of the directors as to the realizable value of the assets of the Company is conclusive , unless a question of law is involved. 31. Where the Company reduces its capital under Regulations 28 the Company may: (a) return to its members any amount received by the Company upon the issue of any of its shares; (b) purchase, redeem or otherwise acquire its shares out of capital; or (c) cancel any capital that is lost or not represented by assets having a realizable value. MEETINGS AND CONSENTS OF MEMBERS 32. The directors of the Company may convene meetings of the members of the Company at such times as the directors consider necessary and desirable . All such meetings of the members shall be held in Mexico City at a location to be agreed upon by the said di . rectors . 33. Upon the written request of members holding more than 50 % of the outstanding voting shares in the Company the directors shall convene a meeting of members . All such meetings of the members shall be held in Mexico City at a location to be agreed upon by the directors . 34. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share regi ste r of the Company . 35. A meeting of members held in contravention of the requir e ment in Regulation 34 is valid : (a) if members holding not less than 90 percent of the total number of shares entitl ed to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less that 90 percent majority of the r emaining votes, have agreed to shorter notice of th e meeting, or ii=.==== (b) i f all membe r holding share s entitle d t o vote on ed at the meeting have waived notice of the meetin <i! 1 !U< lL . 1 Jw 4 ll OS( : - J)li : eBi at the meeting shall be deemed to constitute waiver 36. The inadvertent failure of the directors to give notice . fact that a member has not received notice , does not invali 37. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member. 7

38. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

39. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy. Only members who are individuals may appoint proxies.

[Name of Company]

I/We.. being a member of the above Company with shares HEREBY APPOINT .... of .... or failing him .... of .... to be my/our proxy to vote for me/us at the meeting of members to be held on the .... day of................. and at any adjournment thereof.

[Any restrictions on voting to be inserted here.]

Signed this..................day of....................

....
Member

40. The following shall apply in respect of joint ownership of shares:

(a) if two or more person hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member.

(b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

(c) if two or more of the joint owners are present in person by proxy they must vote as one.

41. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

42. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares of each class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

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43. If within two hours from the time appointed for the meeting a quorum is not present, the meeting , if convened upon the requisition of members, shall be dissolved ; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are not present within one hour from the time appointed for the meeting in person or by proxy not less lhan one third of the votes of the shares of each clas s or series of shares entitled to vote on the resolution to be considered by the meeting, the meeting shall be dissolved . 44. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting . If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose someone of their number to be the chairman . If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair . 45. The chairman may , with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the busines s left unfinished at the meeting from which the adjournment took place . 46. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof . If the chairman shall have any doubt as to the outcome of any resolution put to the vote , he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken . If a poll is taken at any meeting , the result thereof shall be duly recorded in the minutes of that meeting by the chairman . 47. Any person other than an individual shall be regarded as one member and subject to Regulation 48 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which , , !b e i'.ect C ' . · . i .. person is constituted or derives its existence. In case of - good faith see k legal advic e from an y qualified person a n ' competent jurisdiction shall otherwise rule , the directors advice without incurring any liability to any member. 48 . Any person other than an individual which is a membe resolution of its directors or other governing body authoriz to act as its representative at any meeting of the Company of the Company , and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise of it were an individual member of the Company . 9

49. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certi tied copy of such proxy or authorit y which shall he produced within 7 days of being so requested or the votes cast by such prox y or on behalf of such person shall be disregarded . DIRECTORS 50. The first directors of the Company shall be elected by the subscribers to the Memorandwn and thereafter , the directors shall be elected by the directors or the members for such term as the directors or the members determine . A director may be an individual or a company . 51. The minimum nwnber of directors shal l be one (1) and the maximum number shall be seven (7) . 52. Each director shall hold office until his successor takes office or until his death, resignation or removal . 53. A director may be removed from office , with or without cause, by a resolution of members or by resolution of directors . 54. A director may resign his office by g i ving them written notice of his resignation to the Company and the resignation shall have effect from the date the notice is re ceived by the Company or from such later date as may be specified in the notice . 55. A vacancy in the Board of Directors may be filled by a r esolution of members or by a resolution of a majority of the remaining directors . 56. With the prior or subsequent approval by a resolution of members , the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company . 57. A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members of the Company and at any separate meeting o f the holder s of any class or series of shares in the Company . POWERS OF DIRECTORS 58. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all s uch powers of the Company as are not by the Act or by the Memorandum of these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by a resolution of members but no requirement made by a r esolution of member s shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any 10 prior act of the directors which would have been valid if such requirement had not been made. 59. The directors may, by a resolution of directors , appoint any person, including a person who is a director, to be an officer or agent of the Company . 60. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal , as are set forth in these Articles or in the resolution of directors appointing the officer or agent , except t hat no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act . 61. Any director who is a body corporate may appoint any person its duly authorized representative for the purpo se ofrepresenting it at meetings of the Board of Directors or with respect to unanimous written consents . 62. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of increasing the number of directors to that number or summoning a meeting of members . 63. All cheques, promissory notes, drafts, bills of exchange and other negotiabl e instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors shall from time to tim e by resolution determine . PROCEEDINGS OF DIRECTORS 64. The directors of the Company or any committee thereof may meet at such times and in such manner and places within Saint Lucia as the directors may determine to be necessary or desirable . 65. A director shal l be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other . 66. A director shall be given not less than 3 days notice of meetings of directors . A meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting have waived notice of the meeting and for this purpose, the presence of a director at et· constitute a waiver on his or her part. The in advert C/1 - H M"Nl WM, ll llc i; ittt:. , . meeting to a director , or the fact that a director has no invalidate the meeting. 67. A director may by a written instrument appoint an alte and an alternate is entitled to attend meetings in the a l@ft< 3e - 0i appointe d him an d t o vote or consen t i n place of th e dire r F . I L E D 11

68. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors unless there are only 2 directors in which case the quorum shall be 2 . 69. If the Company shall have only one director the prov 1 s 10 ns herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors . Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes . 70. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting . If there is no chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside . If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting . 71. The directors shall cause the following corporate records to be kept: (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members ; (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members ; and (c) such other accounts and records as the directors by resolution of directors consider necessary or desirab le in order to reflect the financial position of the Company . 72. The books, records and minutes shall be kept at the registered office of the Company. 73. The directors may, by a resolution of directors , designate one or more committees each consisting of one or more directors . 74. Each committee of directors has such powers and authorities as the directors, including the power and authority to affix the Seal as set forth in the resolution of directors establishing the committee, except that no committee has any power or authority with respect to the matters requiring a resolution of directors under Regulations 55 and 59 . 75. The meetings and proceedings of each committee of directors consisting of 2 or more members shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not suspended by any provisions in the resolution establishing the committee . 12

OFFICERS

76. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

77. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at all meetings of directors and members, the Vice Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

78. The salaries of all officers shall be fixed by resolution of directors.

79. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

CONFLICT OF INTERESTS

80. If the requirements of Regulations 81 and 82 are satisfied, no agreement or transaction between the Company and one or more of its directors or liquidators, or any person in which any director or liquidator has a financial interest or to whom any director or liquidator is related, including as a director or liquidator of that other person, is void or voidable for this reason only or by reason only that the director or liquidator is present at the meeting of directors or liquidators or at the meeting of the committee of directors or liquidators that approves the agreement or transaction or that the vote or consent of the director or liquidator is counted for that purpose.

INTERNATIONAL BUSINESS COMPANIES REGISTRY ST. LUCIA
MAR 22 2011
FILED

81. An agreement or transaction referred to in Regulation 80 is valid if:

(a) the material facts of the interest of each director or liquidator in the agreement or transaction and his interest on or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors or liquidators; and

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(b) the agreement or transaction is approved or ratified by a resolution of directors or liquidators that has been approved without counting the vote or consent of any interested director or liquidator or by the unanimous vote or consent of all disinterested directors or liquidators if the votes or consents of all disinterested directors or liquidators are insufficient to approve a resolution of directors or liquidators . 82. An agreement or transaction referred to in Regulation 80 is valid if: (a) the material facts of the interest of each director or liquidat or in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the members entitled to vote at a meeting of members ; and (b) the agreement or transaction is approved or ratified by a resolution of members. 83. A director or liquidator who has an interest in any particular business to be considered at a meeting of directors, liquidator s or members may be counted for purposes of determining whether the meeting is duly constituted . INDEMNIFICATION 84. Subject to Regulation 85 , the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who : (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or in vestigative, by reason of the fac t that the person is or was a director, an officer or a liquidator of the Company ; or (b) is or was, at the request of the Company, serving as a director, officer or liquidator of , or in other capacity is or was acting for, another company or a partnership , joint venture, trust or other enterprise . 85. Regulation 84 only app lie s to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings , the person had no reasonable cause to believe that his conduct was unlawful . 86. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that hi s conduct was unlawful, is in the absence of fraud , sufficient for the purposes of this Regulation, unless a question of law is involved . 87. The termination of any proceedings by any judgment, order , settlement, conviction or the entering of a no 11 e prosequi does not, by itself, create a presumption that the person 14

94. did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful . 88. If a person referred to in Regulation 84 has been successful in defence of any proceedings referred to in that Regulation the person is entitled to be indemnified against all expenses, including legal fees, against all judgements , fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings . 89. The Company may purchase and maintain insurance in relation to any person who is or was a director , an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint ventures, trust or other enterprise , against any liability asserted against the person and incurred by the person in that capacity , whether or not the Company has or would have had the power to indemnify the person against the liability under Regulation 84 . 90. The directors shal l pro vide for the safe custody of the Seal . The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorized from time to tim e by resolution of directors . The directors may provide for a facsimile of the Seal and of the signatures of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and val idi ty as if the seal had been affixed to such instrument and the same had been s i gne d as hereinbefore described . DIVIDENDS 91. The Company may by a resolution of directors declare and pay dividends in money, shares , or other property but dividends shall only be declared and paid out of surplus . In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends , a fair and proper value for the assets to be distributed . 92. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company . 93. The directors may, before declaring any dividend, set asid l"f g : wn, Company such sum as they think proper as a reserve fund, a' ma set apart as a reserve fund upon such securities as they may s . , ltl,,at - - - - - -- - No dividend shall be declared and paid unles s the directors d rmine t - \ 1 \ t J { atel y after the payment of the dividend the Company will be able , o they become due in the ordinary course of its business and the r assets of the Company will not be less than the sum of its to - t deferred taxes , as shown in its books of account, and its capital. · S'"flffbiittre l r In the absence of fraud, the decision of the directors as to the realizable value of the assets of the company is conc lusi ve , unless a question of law is involved. 15

95. otice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company . 96. No dividend shall bear interest as against the Company. 97. A share issued as a dividend by the Company shall be treated for all purposes as shoving been issued for money equal to the surplus that is transferred to capital upon the share . 98. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution . 99. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company . ACCOUNTS 100. A division of the issued and outstanding shares or a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares . 101. The books of account shall be kept at the registered office of the Company. 102. The directors shall unless such requirement be waived by resolution of members cause to be made out and shall serve on the members or lay before a meeting of members at some date not later than eighteen months after the incorporation of the Company and subsequently once at least in every calendar year a profit and loss account for a period in the case of the first account since the incorporation of the Company and in any other case, since the preceding account, made to date not earlier than the date of the notice by more than twelve months, and a balance sheet as at the date to which the profit and loss account is made up . The Company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period . 103. A copy of such profit and loss account and balance sheet shall be served on every member in the manner and with similar notice to that prescribed herein for calling a meeting of members or upon such shorter notice as the members may agree to accept . 104. The Company may by resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the 16 absence of fraud, the decision of the directors as to the value of the assets in conclusive, unless a question of law is involved. AUDIT 105 . The Company may by resolution of member : s call for the accow 1 ts to be examined by auditors . I06. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members. l 07. The auditors may be members of the Company but no director or other office shall be eligible to be an auditor of the Company during his continuance in office. 108. The remuneration of the auditors of the Company: (a) in the case of auditors appointed by the directors, may be fixed by resolution of directors ; (b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine . 109. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not : (a) In their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts , and of the s tate of affairs of the Company at the end of that period ; (b) all the information and explanations required by the auditors have been obtained. 110. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members . ie:I 111. Every a uditor of the Company shall have a right of acc . e&:l=to:afl:tii are: s= account and vouchers of the Company , and shall be enti of the Company such information and explanations a performance of the duties of the auditors. 112 . The auditors of the Company shall be entitled to recei meetings of members of the Company at which the Co and balance sheet are to be presented . 17

NOTICES 113. Any notice , information or written statement to be given by the Company to members must be served in the case of members holding registered shares by mail addressed to each member at the address shown in the share register . 114. Any summons, notice , order, document, process, information or written statement to be serv ed on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or bye leaving it with, or by sending it by registered mail, to the registered agent of the Company . 115. Service of any summon, notice, order, document, process, information or written statement to be serve d on the Company may be proved by showing that the summons, notice, order, document , process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid . PENSION AND SUPERANNUATION FUNDS 116. The director s may est ablish and maintain or procure the establishment and maintenance of any non - contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time In the employment or service of the Company or any company which is a subsidiary of the Company or allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Com pany or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid i s or has been at any time interested , and to the wives, widows, families and dependents of any such person, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid . Subject a l ways , if the Act shall so require , to particulars with respect thereto being disclosed to the members, and to the proposal being approved by the Company by resolution of members, a director holding any such employment , or office shall be entitled to participate in and retain for his own benefit any such donations , gratuity, pension allowance or emolument . ARBITRATION 117. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act touching anything done or executed, omitted or suffered in pursuance of the Act touching any breach or alleged breach or otherwise relating to the premises of to these Articles, or to any Act or Ordinance affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire . 18

I 18 . If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party . V O LUNTARY WIN DI NG UP AN D DI SS O LUT IO N 119. The Company may voluntarily commence to wind up and disso l ve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by reso l utionof directors . CONTINUAT IO N 120. The Company may by a resolution of members or by a r esolut i on passed unanimo u sly by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside of Saint Lucia in the manner provided under those l aws . We McNAMARA CORPORATE SERVICES INC . hereby subscribe our name to these Articles of Association this 8 th day of February, 2011. M c NAMARA C ORPORA TE SE R VICES INC. / ' / ) j p l Per : ...................... ... .. . .. . . . .... . . . .. . . . ...... . 1 . / Regis red Agent 19